PCG Advisory Group / PRISM Digital Media	Investor Relations Services Agreement

INVESTOR RELATIONS ADVISORY AND

MARKETING SERVICES AGREEMENT

Effective Date: March 9, 2026

PARTIES

This Investor Relations Advisory and Marketing Services Agreement (the "Agreement") is entered into as of March 9, 2026 (the "Effective Date") by and between:

Service Provider: PCG Advisory, Inc. ("PCG") and its partner PRISM Digital Media ("PRISM"), collectively referred to as "Service Provider," with principal offices located at 110 East 59th Street, 23rd Floor, New York, NY 10022.

Client: APPlife Digital Solutions Inc. ("ALDS" or "Client"), a corporation duly organized and existing under applicable law.

Service Provider and Client are each referred to herein individually as a "Party" and collectively as the "Parties."

1. TERM

This Agreement shall commence on the Effective Date and continue for a period of six (6) months (the "Initial Term").  The Parties may mutually agree in writing to extend the Agreement beyond the Initial Term.

2. SCOPE OF SERVICES

During the Term, Service Provider agrees to perform the following investor relations advisory and marketing services for the benefit of Client (collectively, the "Services"):

The detailed description of Services, including all deliverables and program components, is set forth in the Proposal previously provided by Service Provider to Client (the “Proposal”), which is incorporated herein by reference. In the event of any conflict between this Agreement and the Proposal, the terms of this Agreement shall govern.

3. COMPENSATION

3.1  Share Issuance

As full and complete compensation for the Services to be rendered during the Initial Term, Client shall issue to Service Provider Twenty Million (20,000,000) shares of Client's common stock (the "Compensation Shares"). The Compensation Shares shall be issued in the name of PCG Advisory, Inc. or its designated assignee(s) as directed in writing by Service Provider.

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3.2  Due and Earned Upon Execution

The Compensation Shares shall be due and fully earned upon execution of this Agreement. Client shall cause the issuance and delivery of the Compensation Shares within five (5) business days of the Effective Date. The Compensation Shares shall be deemed fully earned and non-refundable upon issuance, regardless of whether the Agreement is terminated prior to the end of the Initial Term.

3.3  Make-Good Provision

In the event that the aggregate fair market value of the Compensation Shares is less than Fifty Thousand Dollars (USD $50,000) at the conclusion of the Initial Term (the "Valuation Date"), Client shall issue additional shares of its common stock to Service Provider as a "Make-Good Issuance" calculated as follows:

Make-Good Shares = ($50,000 - FMV of Compensation Shares on Valuation Date) / Closing Price per Share on Valuation Date

For purposes of this Section, "fair market value" shall be determined using the volume-weighted average closing price ("VWAP") of Client's common stock for the ten (10) trading days immediately preceding the Valuation Date, multiplied by the number of Compensation Shares then held by Service Provider. The Make-Good Issuance, if applicable, shall be issued within fifteen (15) business days following the Valuation Date. The Make-Good Shares shall be subject to the same representations, warranties, and conditions as the Compensation Shares.

3.4  Expenses

Unless otherwise agreed in writing by the Parties, each Party shall be responsible for its own expenses incurred in connection with the performance of this Agreement. Any pre-approved out-of-pocket expenses incurred by Service Provider on behalf of Client (e.g., event production costs, travel for in-person roadshows) shall be reimbursed by Client within thirty (30) days of receipt of an itemized invoice.

4. REPRESENTATIONS AND WARRANTIES

4.1  Representations of Service Provider

Service Provider represents and warrants that: (a) it has the full legal right, power, and authority to enter into and perform this Agreement; (b) the Services shall be performed in a professional and workmanlike manner consistent with industry standards; and (c) the performance of the Services shall not violate any applicable law or third-party agreement.

4.2  Representations of Client

Client represents and warrants that: (a) it has the full legal right, power, and authority to enter into this Agreement and to issue the Compensation Shares and any Make-Good Shares; (b) the Compensation Shares and Make-Good Shares, when issued, will be duly authorized, validly issued, fully paid, and non-assessable; (c) Client will provide accurate, complete, and timely information necessary for Service Provider to perform the Services; and (d) all information and materials provided by Client to Service Provider are accurate and do not contain any material misstatements or omissions.

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4.3  Securities Compliance

Both Parties acknowledge and agree that the issuance of the Compensation Shares and any Make-Good Shares must comply with all applicable federal and state securities laws and the rules of any applicable stock exchange or quotation system. Client shall be responsible for ensuring that such issuances are properly registered or exempt from registration, and shall file any required disclosures with the Securities and Exchange Commission or other applicable regulatory body.

5. CONFIDENTIALITY

Each Party agrees to keep confidential all non-public, proprietary, or sensitive information disclosed by the other Party in connection with this Agreement ("Confidential Information"). Each Party shall use Confidential Information solely for the purpose of performing its obligations or exercising its rights under this Agreement, and shall not disclose Confidential Information to any third party without the prior written consent of the disclosing Party, except as required by law or regulatory authority. This obligation shall survive the expiration or termination of this Agreement for a period of two (2) years.

6. INTELLECTUAL PROPERTY

All marketing materials, content, presentations, and other work product created by Service Provider specifically for Client under this Agreement ("Work Product") shall, upon full payment of compensation, become the sole and exclusive property of Client. Service Provider retains all rights to its pre-existing methodologies, tools, databases, templates, and proprietary systems ("Service Provider IP"), and nothing in this Agreement grants Client any rights in the Service Provider IP. Service Provider may reference Client and describe the nature of the engagement in its own marketing and promotional materials without prior written consent.

7. LIMITATION OF LIABILITY; DISCLAIMER

SERVICE PROVIDER SHALL NOT BE LIABLE TO CLIENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF SERVICE PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SERVICE PROVIDER'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE FAIR MARKET VALUE OF THE COMPENSATION SHARES AS OF THE DATE OF THE CLAIMED BREACH. THE PARTIES ACKNOWLEDGE THAT INVESTOR RELATIONS SERVICES DO NOT GUARANTEE ANY PARTICULAR STOCK PRICE, TRADING VOLUME, OR INVESTMENT OUTCOME, AND SERVICE PROVIDER MAKES NO SUCH WARRANTY OR REPRESENTATION.

8. GENERAL PROVISIONS

8.1  Independent Contractor

Service Provider is an independent contractor of Client. Nothing in this Agreement shall be construed to create an employment, partnership, joint venture, or agency relationship between the Parties.

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8.2  Governing Law; Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any disputes arising under this Agreement shall be resolved exclusively through binding arbitration in New York, New York, under the rules of the American Arbitration Association.

8.3  Entire Agreement; Amendments

This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, and understandings. This Agreement may not be modified or amended except by a written instrument signed by authorized representatives of both Parties.

8.4  Notices

All notices under this Agreement shall be in writing and delivered by email with confirmation of receipt, overnight courier, or certified mail to the addresses set forth below or such other addresses as the Parties may designate in writing.

8.5  Severability; Waiver

If any provision of this Agreement is held invalid or unenforceable, it shall be deemed modified to the minimum extent necessary to make it enforceable, or severed if it cannot be so modified, with the remaining provisions continuing in full force. No waiver of any breach shall constitute a waiver of any subsequent breach.

8.6  Counterparts; Electronic Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid and binding.

9. SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

PCG ADVISORY GROUP / PRISM DIGITAL MEDIAAPPLIFE DIGITAL SOLUTIONS INC. (ALDS)

SignatureSignature

Name:	Jeff Ramson	Name:
Title:	Founder & CEO, PCG Advisory, Inc.	Title:
Date:		Date:
Email:	jramson@pcgadvisory.com	Email:

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